UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2013

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2013, Ladenburg Thalmann Financial Services Inc. (the "Company") appointed Joseph Giovaniello, Jr. as the Company's Senior Vice President-Corporate and Regulatory Affairs and in connection therewith entered into an employment letter with him. Pursuant to the employment letter, Mr. Giovanniello will receive an annual base salary of not less than $250,000 and will be eligible for an annual discretionary bonus. The employment letter provides for an initial term expiring December 31, 2014, subject to automatic one-year renewals. Mr. Giovanniello also will continue to serve as Senior Vice President and General Counsel of Ladenburg Thalmann & Co. Inc., one of the Company's subsidiaries. A copy of the employment letter is attached as Exhibit 10.1 hereto and incorporated by reference herein. The foregoing description of the employment letter is qualified in its entirety by the terms of the employment letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Letter, dated as of January 30, 2013, by and between Ladenburg Thalmann Financial Services Inc. and Joseph Giovanniello, Jr.#

# Management contract

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

February 4, 2013	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Letter, dated as of January 30, 2013, by and between Ladenburg Thalmann Financial Services Inc. and Joseph Giovanniello, Jr.